As filed with the Securities and Exchange Commission on May 18, 1999
                                                         Registration No. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               Aon CORPORATION
           (Exact name of registrant as specified in its charter)

        Delaware                                         36-3051915
(State of incorporation)                    (I.R.S. Employer Identification No.)

                           123 North Wacker Drive
                           Chicago, Illinois 60606
                               (312) 701-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       Raymond I. Skilling, Executive Vice President and Chief Counsel
                               Aon Corporation
                           123 North Wacker Drive
                           Chicago, Illinois 60606
                               (312) 701-3000

 (Name, address, including zip code, and telephone number, including area code, of agent for service) Copy of communications to:


                           Dennis V. Osimitz, Esq.
                               Sidley & Austin
                          One First National Plaza
                           Chicago, Illinois 60603
                               (312) 853-7000

                               -----------------

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                      CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                                    Proposed    Proposed
                                                                    Maximum      Maximum
                                                       Amount To   Offering    Aggregate    Amount of
                                                           Be        Price      Offering  Registration
Title of Each Class of Securities To Be Registered     Registered   Per Unit  Price (2)(3)     Fee
-----------------------------------------------------------------------------------------------------
Debt securities (4)...............................                     (1)
-----------------------------------------------------------------------------------------------------
Preferred stock, par value $1.00 per share (5)....                     (1)
-----------------------------------------------------------------------------------------------------
Common stock, par value $1.00 per share (6).......                     (1)
-----------------------------------------------------------------------------------------------------
Total (7).........................................     $500,000,000   100%    $500,000,000   $139,000
-----------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per unit will be determined at various times by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated only for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of the debt securities, preferred stock and common stock registered hereby will not exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(3)   Exclusive of accrued interest, distributions and dividends, if any.
(4) Subject to note (7) below, there is being registered hereunder an indeterminate principal amount of debt securities of Aon Corporation as may be sold at various times.
(5) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of preferred stock of Aon Corporation as at various times may be issued at indeterminate prices. Includes preferred stock which may be purchased by underwriters to cover over-allotments, if any.
(6) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of common stock of Aon Corporation as at various times may be issued at indeterminate prices.
(7) In no event will the aggregate offering price of all securities issued at various times pursuant to this registration statement exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject To Completion, Dated _____ __, 1999

Prospectus
================================================================================
                               Aon CORPORATION
                               DEBT SECURITIES
                               PREFERRED STOCK
                                 COMMON STOCK
================================================================================

    We will describe the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable supplements carefully before you invest.

    Our executive offices are located at 123 North Wacker Drive, Chicago, Illinois 60606, and our telephone number is (312) 701-3000.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    We may offer these securities in any of the following ways:

       o      directly to purchasers;

       o      through agents;

       o      through dealers; or

       o through one or more underwriters or a syndicate of underwriters in an underwritten offering.

    Additional information on our plan of distribution can be found inside under "Plan of Distribution." We will describe the plan of distribution for any securities in the applicable prospectus supplements.


------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
------------------------------------------------------------------------------
                    The date of this Prospectus is , 1999.

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

 About This Prospectus......................................................  2
 Where You Can Find More Information........................................  2
 The Company................................................................  4
 Use of Proceeds............................................................  4
 Selected Financial Data....................................................  4
 Ratios.....................................................................  5
 Description of Debt Securities.............................................  5
 Description of Preferred Stock and Common Stock............................ 15
 Plan of Distribution....................................................... 17
 Validity of Securities..................................................... 18
 Experts.................................................................... 18


                            ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement (No. 333- ) that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may offer up to $500,000,000 of the debt securities, preferred stock and common stock described in this prospectus in one or more offerings. In this prospectus we will refer to the debt securities, preferred stock and common stock collectively as the "securities." This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading "Where You Can Find More Information."


                     WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and the London Stock Exchange, Old Broad Street, London, England EC2N1HP. You may find additional information about Aon Corporation and its subsidiaries at our Web site at http://www.aon.com.

    The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we complete our sale of the securities to the public:

       o Annual Report on Form 10-K for the year ended December 31, 1998 (common stock and per share data do not reflect the 3-for-2 stock split effective May 17, 1999); see "Selected Financial Data" on Page 4 of this Prospectus;

       o Proxy statement for the 1999 Annual Meeting of Stockholders filed March 8, 1999;

       o Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;
         and

       o The description of Aon Corporation's common stock contained in Item 12 of the registration statement on Form 10 filed on February 19, 1980 (when we were called Combined International Corporation), and any amendment or report which we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Aon Corporation's Current Report on Form 8-K dated April 23, 1987.

    This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its Web site.

    You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

           Aon Corporation
           123 North Wacker Drive
           Chicago, Illinois 60606
           Telephone (312) 701-3000
           Attention:  Corporate Secretary

    You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement and in any pricing supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any pricing supplement is accurate as of any date other than the date on the cover of the applicable document. We are not making an offer of the securities in any state where the offer or sale is not permitted.

                                   THE COMPANY

      Aon Corporation is an insurance services holding company for a family of insurance brokerage, consulting and consumer insurance companies. Through its insurance brokerage and other services and consulting operations, Aon Corporation offers commercial insurance brokerage, alternative risk solutions, risk management, employee benefit and human resources consulting and managing general underwriting services. In addition, Aon Corporation's insurance underwriting businesses provide a variety of insurance products, including accident and health coverage, traditional life insurance and extended warranties. Aon Corporation's revenues were $6.5 billion in 1998. Based on 1998 insurance brokerage and consulting revenues, management believes that the Company is the second largest insurance brokerage company in the world.


                                  USE OF PROCEEDS

      Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. We may invest funds that we do not immediately require in short-term marketable securities.

                               SELECTED FINANCIAL DATA

            The dilutive and basic per share data and common stock data included in "Selected Financial Data" in our Annual Report on Form 10-K for the year ended December 31, 1998 is restated below to reflect the three-for-two stock split effective May 17, 1999.

SELECTED FINANCIAL DATA
                                                       1998              1997             1996              1995             1994
----------------------------------------------------------------------------------------------------------------------------------
DILUTIVE PER SHARE DATA
  Income from continuing operations
    excluding special charges                        $ 2.07            $ 1.55           $ 1.33             $1.14            $1.01
  Income from continuing operations                    2.07              1.12             1.10              1.14             1.01
  Discontinued operations                                 -                 -             0.17              0.39             0.38
  Net income                                           2.07              1.12             1.27              1.53             1.39
BASIC PER SHARE DATA
  Income from continuing operations                    2.11              1.14             1.11              1.15             1.02
  Net income                                           2.11              1.14             1.29              1.55             1.41
==================================================================================================================================

COMMON STOCK DATA
  Dividends paid per share                           $ 0.73            $ 0.68           $ 0.63            $ 0.59           $ 0.56
  Stockholders' equity per share                      11.83             11.20            10.81             10.12             8.13
  Price range                                50 3/8-32 3/16   39 1/4-26 13/16   28 3/4-21 1/16  22 9/16-13 15/16      15 15/16-13
  Market price at year-end                           36.917            39.083           27.583            22.167           14.250
  Common stockholders                                12,294            12,698           13,030            13,520           14,163
  Shares outstanding  (in millions)                   255.0             252.0            249.6             243.6            242.3
==================================================================================================================================

                                    RATIOS

      Our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are as follows:


                                             Fiscal Quarters
                                              Ended March 31,      Fiscal Year Ended December  31,
                                              1999       1998       1998  1997  1996 1995  1994
                                              ----       ----       ----  ----  ---- ----  ----
 Ratio of earnings to fixed charges            3.8        8.5        7.6   5.6   6.7  6.6   5.9


 Ratio of earnings to fixed charges (1)        8.6                         7.1   7.9



 Ratio of earnings to combined fixed           2.5        5.5        5.1   3.3   4.9   4.5  3.7
 charges and preferred stock dividends (2)


 Ratio of earnings to combined  fixed charges  5.7                         4.2   5.8
 and preferred stock dividends (1)

      (1) Reflects the exclusion of special charges from income from continuing operations before provision for income taxes and minority interests for the first quarter ended March 31, 1999 and for the years ended December 31, 1997 and 1996, respectively.

      (2) Reflects the inclusion into total fixed charges and preferred stock dividends for the first quarters ended March 31, 1999 and 1998 and for the years ended December 31, 1998 and 1997 of $16 million, $16 million, $66 million and $64 million, respectively, of pre-tax distributions on the 8.205% mandatorily redeemable preferred capital securities which are classified as "minority interest" on our condensed consolidated statements of operations.

      For these ratios, earnings consist of income from continuing operations before provision for income taxes and minority interests and before fixed charges. Fixed charges include interest expense and that portion of rental expense we deem to represent interest. Combined fixed charges and preferred stock dividends include preferred stock dividend requirements, interest expense and that portion of rental expense we deem to represent interest. Preferred stock dividends consist of the pre-tax earnings required to pay dividends on all preferred stock. Our earnings, fixed charges and preferred stock dividends include the earnings, fixed charges and preferred stock dividends of Aon Corporation and its subsidiaries considered as one enterprise.


                        DESCRIPTION OF DEBT SECURITIES

      This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

      The debt securities we may offer pursuant to this prospectus will be unsecured obligations of Aon Corporation and will be either senior or subordinated debt. We will issue senior debt under an indenture dated as of September 15, 1992, as may be supplemented, between us and The Bank of New York, as the successor senior indenture trustee. We will issue subordinated debt under an indenture to be dated as of a date before the first issuance of subordinated debt, as may be supplemented, between us and U.S. Bank Trust National Association, as the subordinated indenture trustee. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures" and the senior indenture trustee and the subordinated indenture trustee are sometimes referred to in this prospectus individually as a "trustee." We have summarized selected provisions of the indentures below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the indentures or the debt securities. If you would like more information on the provisions of either of the indentures, you should read the more detailed provisions of the applicable indenture, both of which have been incorporated by reference as exhibits to the registration statement for the debt securities. In the summary, we have included parenthetical references to the section numbers of the applicable indenture so that you can easily locate those provisions.

GENERAL

      The debt securities will be unsecured obligations of Aon Corporation. The indentures do not limit the amount of debt securities that we may issue under them. The indentures provide that we may issue debt securities from time to time in one or more series. We have previously issued debt securities pursuant to the senior debt indenture.

      The debt securities issued under the senior debt indenture will be unsecured obligations and will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. The debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, as more fully described in the subordinated debt indenture, to all of our senior indebtedness. See "--Subordination under the Subordinated Debt Indenture."

      Because we are a holding company, the holders of the debt securities may not receive assets of our subsidiaries in a liquidation or recapitalization until the claims of our subsidiaries' creditors and insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that we may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of our subsidiaries, including Combined Insurance Company of America, from making payments to us of dividends and on loans and other transfers of funds.

      We will include in a supplement to this prospectus and any pricing supplement the specific terms relating to the debt securities being offered. These terms will include some or all of the following:

      o the title of the debt securities and whether the debt securities will be senior or subordinated debt;

      o     the total principal amount of the debt securities;

      o     the maturity date or dates of the debt securities;

      o the interest rate or rates, if any (which may be fixed or variable) and, if applicable, the method used to calculate the interest rate;

      o the date or dates from which interest will accrue and on which interest will be payable and the dates used to determine the persons to whom interest will be paid;

      o the place or places where principal of, and any premium or interest on, the debt securities will be paid;

      o whether (and if so, when and under what terms and conditions) the debt securities may be redeemed by us at our option or at the option of the holders;

      o     whether there will be a sinking fund;

      o if other than United States dollars and denominations of $1,000 or any multiple of $1,000, the currency or currencies or currency unit or currency units and denomination in which the debt securities will be issued;

      o if other than the principal amount, the portion of the principal amount of the debt securities that we will pay upon acceleration of the maturity date;

      o whether we will issue the debt securities in registered or bearer ("unregistered") form or both;

      o     if  we  issue  debt   securities   in   unregistered   form,   any
            restrictions on the exchange of one form for another and to the offer, sale and delivery of such unregistered securities;

      o whether and under what circumstances and conditions we will pay additional amounts on the debt securities held by foreign persons in respect of any tax, assessment or governmental charge imposed on such holders with respect to the debt securities ("additional amounts");

      o whether we will issue the debt securities in certificated or book-entry form;

      o with respect to subordinated debt securities, whether they will be convertible into shares of common stock and the terms and conditions governing such conversion; and

      o any other terms of the series being offered, so long as they are not inconsistent with any provision of the applicable indenture. (Section 2.01)

      If we denominate the purchase price of a series of debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, any premium and interest on, and any additional amounts with respect to any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will describe any special United States federal income tax considerations in the applicable prospectus supplement.

      We will pay principal and any interest, premium and additional amounts in the manner, at the places and subject to the restrictions set forth in the indentures, the debt securities and the applicable prospectus supplement. We will not impose a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed. (Section 2.05) Unregistered debt securities and any related coupons will be transferable by delivery. (Section 2.05)

      Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form, without coupons, in denominations of $1,000 or multiples of $1,000. (Sections 2.01 and 2.04)

      We may offer to sell at a substantial discount below their stated principal amount, debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate. We will describe any special United States federal income tax considerations applicable to any of those discounted debt securities in the applicable prospectus supplement.

      We may offer to sell debt securities in which the principal or interest will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. The principal amount or payment of interest applicable to such debt securities may be greater than or less than the amount of principal or interest otherwise payable, depending upon the value of the applicable currency, commodity, equity index or other factor on the date on which such principal or interest is due. We will set forth in the applicable prospectus supplement information about the methods used to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations applicable to such debt securities.

      The senior debt indenture limits our ability to incur certain secured indebtedness. See "--Limitation on Liens under Senior Indenture." The indentures do not restrict our ability to incur unsecured indebtedness or, subject to the restrictions described in "--Consolidation and Merger," to engage in reorganizations, restructurings, mergers, consolidations or similar transactions that have the effect of increasing our indebtedness. Accordingly, unless we state otherwise in the applicable supplement, the debt securities will not contain any provisions that afford holders protection against us incurring such indebtedness or engaging in certain reorganizations or transactions. As a result, we could become highly leveraged.

LIMITATION ON LIENS UNDER SENIOR INDENTURE

      Under the senior debt indenture we have agreed, among other things, to not, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of Combined Insurance Company of America, one of our subsidiaries (or any company besides us having direct or indirect control of such subsidiary). This restriction will not apply if we ensure that the debt securities (together with, if we decide, any other indebtedness for money borrowed by us then existing or thereafter created which is not subordinate to the senior debt securities) will be secured equally and proportionately with (or, at our option, prior to) such other secured indebtedness for as long as such indebtedness is secured. (Section 4.05 of senior debt indenture)

EVENTS OF DEFAULT

      With respect to any series of debt securities, "event of default" means any of the following:

      o we fail to pay the interest or any additional amount on any debt security of that series when due and such failure continues for 30 days;

      o we fail to pay the principal or any premium on any debt security of that series when due;

      o we fail to comply with any of our other agreements contained in the applicable indenture and such failure continues for 90 days after written notice is given to us of that failure from the applicable trustee (or to us and such trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series);

      o     certain  events  of  bankruptcy,   insolvency  or   reorganization
            relating to us; and

      o any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus. (Section 6.01)

      If there is a continuing event of default with respect to any outstanding series of debt securities, the applicable trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of that series may require us to pay immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. However, at any time after such trustee or the holders, as the case may be, declare such acceleration with respect to debt securities of any series, but before the applicable person has obtained a judgment or decree for payment of the money, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain conditions, cancel such acceleration if we have cured all events of default (other than the non-payment of accelerated principal and interest, if any) with respect to debt securities of that series or all such events of default have been waived as provided in the applicable indenture. (Section 6.01) For information as to waiver of defaults, see "--Modification and Waiver." We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such debt securities triggered by an event of default.

      Each indenture provides that, subject to the duties of the trustee to act with the required standard of care if there is a continuing event of default, the trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee reasonably security or indemnity. (Section 6.04) Subject to such provisions for security or indemnification of each trustee and certain other conditions, the holders of the majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power such trustee holds with respect to the debt securities of that series. (Section 6.06)

      No holder of any debt security of any series will have any right to institute any proceeding with respect to either indenture or for any remedy under the applicable indenture unless:

      o the applicable trustee has failed to institute such proceeding for 60 days after the holder has previously given to such trustee written notice of a continuing event of default with respect to debt securities of that series;

      o the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable security or indemnity, to the applicable trustee to institute such proceeding as trustee; and

      o the applicable trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request.
            (Section 6.04)

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, and any additional amounts with respect to, such debt security on or after the date or dates they are to be paid as expressed in such debt security and to institute suit for the enforcement of any such payment. (Section 6.04)

      We are required to furnish to the each trustee annually a statement as to the existence or absence of certain defaults under each indenture. (Section 4.06) Each indenture provides that the trustee need not provide holders of debt securities of any series notice of any default (other than the non-payment of principal or any premium, interest or additional amounts) if it considers it in the interest of the holders of debt securities of that series not to provide such notice. (Section 6.07)

CONSOLIDATION AND MERGER

      Each indenture provides that we may consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, another person without the consent of any debt security holders if, along with certain other conditions in the indentures:

      o the person (if other than us) formed by such consolidation or into which we merge or which acquires or leases our assets is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities and under the applicable indenture; and

      o after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default. (Section 11.01)

DEFEASANCE

      Defeasance and Discharge. Unless the debt securities of any series provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, to replace stolen, destroyed, lost or mutilated debt securities of that series, to maintain paying agencies, to compensate and indemnify the applicable trustee or to furnish such trustee (if the trustee is not the registrar) with the names and addresses of holders of debt securities of that series). This discharge, referred to as defeasance, will occur only if:

            o we irrevocably deposit with the applicable trustee, in trust, money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of such government, which, through the payment of interest and principal in accordance with their terms, will provide enough money to pay each installment of principal of, and any premium and interest on, and any additional amounts and any mandatory sinking fund payments in respect of, the debt securities of that series on the applicable due dates for those payments in accordance with the terms of those debt securities; and

            o we deliver to the applicable trustee an opinion of counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

That opinion must state that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in any case, in support of that opinion. (Sections 13.03 and 13.04)

      In addition, we may also obtain a discharge of either indenture with respect to all debt securities issued under such indenture by depositing with the applicable trustee, in trust, enough money to pay all amounts due on the debt securities on the date such payments are due or upon redemption of all of such debt securities, so long as such debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year. (Section 12.01)

      Defeasance of Certain Covenants and Certain Events of Default. Unless the debt securities of any series provide otherwise, upon compliance with certain conditions:

     o      we  may  omit  to  comply  with  the   covenants   described   under
            "---Limitation on Liens under Senior Indenture" (with respect to senior debt securities) and "--Consolidation and Merger"; and

     o any omission to comply with those covenants will not constitute an event of default with respect to the debt securities of that series ("covenant defeasance"). (Sections 13.03 and 13.04)

The conditions include:

     o depositing with the applicable trustee money and/or securities of the government which issues the currency in which the debt securities of that series are payable or securities of agencies backed by the full faith and credit of such government, which, through the payment of interest and principal in accordance with their terms, will provide enough money to pay each installment of principal of, any premium and interest on, and any additional amounts and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for those payments in accordance with the terms of those debt securities; and

     o delivering to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 13.04)

      Covenants Defeasance and Certain Other Events of Default. If we exercise our option to effect a covenant defeasance with respect to the debt securities of any series as described above and the debt securities of that series are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities we have deposited with the applicable trustee would be sufficient to pay amounts due on the debt securities of that series on their respective due dates but may not be sufficient to pay amounts due on the debt securities of that series at the time of acceleration resulting from such event of default. However, we would remain liable for such payments.

MODIFICATION AND WAIVER

      Each indenture provides that we may enter into supplemental indentures with the trustee without the consent of the holders of debt securities to:

      o document the fact that a successor corporation has assumed our obligations;

      o add covenants or events of default for the protection of the holders of debt securities,

      o     add or change  provisions  as are  necessary  to permit  issuance of
            global   debt    securities   or    unregistered    securities   and
            exchangeability of such debt securities with registered securities,

      o     cure any ambiguity or correct any inconsistency in the indenture;

      o     document the fact that a successor trustee has been appointed; or

      o establish the forms and terms of debt securities of any series. (Section 10.01)

      In addition, the subordinated debt indenture provides that we may enter into a supplemental indenture with the trustee without the consent of the holders of subordinated debt securities to provide for the terms and conditions of conversion into common stock if such terms and conditions are different than those provided in the subordinated debt indenture. (Section 10.01 of the subordinated debt indenture)

      We may modify either indenture with the consent of the trustee and holders of at least a majority in principal amount of outstanding debt securities of each series affected by such modification. However, we may not modify either indenture without the consent of the holders of all then outstanding debt securities of the affected securities to:

      o change the due date of the principal of, or any installment of principal of or interest on, or payment of additional amounts with respect to, the debt securities of that series;

      o reduce the principal amount of, or any premium or interest rate on, or any additional amount with respect to, the debt securities of that series;

      o reduce the amount due and payable upon acceleration or make payments thereon payable in any currency other than that provided in such debt security;

      o impair the right to institute suit for the enforcement of any such payment on or after it is due; or

      o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to effect any such modification or amendment of the indenture, for waiver of compliance with certain covenants and provisions in the indenture or for waiver of certain defaults.
            (Section 10.02)

In the case of the subordinated debt indenture, no modification may adversely affect the rights of any holder of senior indebtedness under the subordination provisions of the subordinated debt indenture without the consent of such holder. (Section 10.02 of the subordinated debt indenture)

      The holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under the senior debt indenture may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by us with the restrictive covenant of the senior debt indenture described above under "--Limitation on Liens under Senior Indenture." (Section 4.07 of senior debt indenture) The holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under either indenture with respect to that series, except a default in the payment of the principal of or any premium or any interest on, any debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that affected series. (Section 6.09)

GLOBAL SECURITIES

      The registered debt securities of a series may be issued in the form of one or more fully registered global securities (each, a "global security") that will be deposited with The Depository Trust Company, New York, New York ("DTC") or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

      Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

      The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a global security.

      DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

      DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

      DTC is owned by a number of its  participants  and by the New York Stock
Exchange,   Inc.,  The  American  Stock   Exchange,   Inc.  and  the  National
Association of Securities Dealers, Inc.

      We will wire principal and interest payments to DTC's nominee. We and the trustee under each indenture will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, each trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

      It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, either trustee or us.

      So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indentures. Except as set forth in the next paragraph, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indentures.

      We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

      o DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

      o we determine not to require all of the debt securities of a series to be represented by a global security.

      If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

      The debt securities of a series may also be issued in the form of one or more bearer global securities (a "bearer global security") that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary identified in the applicable prospectus supplement relating to such series. The applicable prospectus supplement will describe the specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a bearer global security.

SUBORDINATION UNDER THE SUBORDINATED DEBT INDENTURE

      The subordinated debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated debt indenture. (Section
14.03 of the subordinated debt indenture) We may not make any payments on account of principal or any premium, redemption, interest or other amount on the subordinated debt securities at any time when we have defaulted with respect to payment of principal or any premium, interest, sinking fund or other payment due on the senior indebtedness. (Section
14.02 of the subordinated debt indenture) If we make any payment described in the foregoing sentence under the subordinated debt indenture before all senior indebtedness is paid in full, such payment or distribution will be applied to pay off the senior indebtedness which remains unpaid. Subject to the condition that the senior indebtedness is paid in full, if any such payments are made on the senior indebtedness as described above, the subordinated debt security holders will be subrogated to the rights of the senior debt security holders. (Section 14.03 of the subordinated debt indenture)

      The subordinated debt indenture defines the term "senior indebtedness" to mean:

      o all indebtedness of Aon Corporation, whether outstanding on the date of the subordinated debt indenture or created later, for money borrowed or otherwise evidenced by a note or similar instrument given in connection with the acquisition of any business, property or assets (other than inventory or other similar property acquired in the ordinary course of business), including securities or for the payment of money relating to a capitalized lease obligation (as defined in the subordinated debt indenture);

      o any indebtedness of others described in the preceding bullet point which we have guaranteed or which is otherwise our legal obligation;

      o any of our indebtedness under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements; and

      o renewals, extensions, refundings, restructurings, amendments and modifications of any indebtedness or guarantee described above. (Section 1.01 of subordinated debt indenture)

      "Senior indebtedness" does not include:

      o     any of our indebtedness to any of our subsidiaries; or

      o any of our indebtedness which by its terms is equal or subordinated to the subordinated debt securities in rights of payment or upon liquidation. (Section 1.01 of subordinated debt indenture)

      Because of the subordination provisions described above, some of our general creditors may recover proportionately more than holders of the subordinated debt securities if our assets are distributed as a result of insolvency or bankruptcy. The subordinated debt indenture provides that the subordination provisions will not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the subordinated debt indenture. (Section 14.03 of the subordinated debt indenture) See "-- Defeasance.

      We will set forth (or incorporate by reference) the approximate amount of senior indebtedness outstanding as of a recent date in any prospectus supplement under which we offer to sell subordinated debt securities.

CONVERSION RIGHTS

      We will include in a supplement to this prospectus the terms and conditions, if any, on which debt securities being offered are convertible into common stock. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

REGARDING THE TRUSTEES

      We have commercial deposits and custodial arrangements with the senior indenture trustee and have borrowed money from such trustee in the normal course of business. We also have commercial deposits with the subordinated indenture trustee. In addition, we have provided brokerage and other insurance services in the ordinary course of their respective businesses for each trustee. The senior indenture trustee is also trustee with respect to other debt securities we have issued.


                  DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

      Our second restated certificate of incorporation, as amended, authorizes us to issue 300,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of serial preferred stock, par value $1.00 per share. In general, any series of preferred stock is afforded preferences regarding dividends and liquidation rights over the common stock. The second restated certificate of incorporation, as amended, empowers the board of directors of Aon Corporation, without approval of the stockholders, to cause preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The description set forth below is only a summary and is not complete. For more information regarding the preferred stock and common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement and our second restated certificate of incorporation, as amended, which is incorporated by reference as an exhibit to the registration statement. In addition, a more detailed description of the common stock may be found in the documents referred to in the fourth bullet point in the second paragraph of "Where You Find More Information."

      Because we are a holding company, the holders of the preferred and common stock may not receive assets of our subsidiaries in a liquidation or recapitalization of the subsidiaries until the claims of our subsidiaries'
creditors and insurance policyholders (in the case of insurance subsidiaries) are paid, except to the extent that we may have recognized claims against such subsidiaries. In addition, certain regulatory laws limit some of our subsidiaries from making payments to us of dividends and on loans and other transfers of funds.

PREFERRED STOCK

      We will in include in a supplement to this prospectus the terms relating to the preferred stock being offered. These terms will include some or all of the following:

      o     the number of shares;

      o     the designation of the series;

      o     the initial offering price;

      o     any liquidation preference per share;

      o     any dividend rights and the specific terms relating thereto;

      o     whether and upon what terms the shares will be redeemable;

      o whether and upon what terms the shares will have a sinking fund to be used to purchase or redeem the shares of any series;

      o     whether and upon what terms the shares will be convertible;

      o the relative priority of such shares to other classes or series of preferred stock with respect to rights and preferences;

      o any provisions for the auction or remarketing of the preferred stock;

      o the restrictions, if any, on the issue or reissue of any additional preferred stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series;

      o     any voting rights;

      o whether or not the shares are or will be listed on any securities exchange;

      o     any  additional  terms,   preferences,   rights,   limitations  or
            restrictions applicable to the shares; and

      o a discussion of Federal income tax considerations applicable to the shares.

COMMON STOCK

      We will include in a supplement to this prospectus the terms relating to the common stock being offered, including the number of shares offered, the initial offering price, market price and dividend information.

      Common stock holders will receive dividends as may be declared at various times by the board of directors out of funds legally available for that purpose. Common stock holders are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Common stock holders will receive, upon any liquidation of Aon Corporation, all remaining assets available for distribution to stockholders after we satisfy our liabilities relating to, and make payments in respect of preferential obligations of, any preferred stock that may then be issued and outstanding. Common stock holders have no preemptive rights. The common stock is listed on the New York, Chicago and London Stock Exchanges. First Chicago Trust Company is the registrar and transfer agent for the common stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

      Our second restated certificate of incorporation, as amended, contains provisions, summarized below, that could have the effect of delaying, deferring or preventing a change of control of Aon Corporation. Because this is a summary, it does not contain all of the information that may be important to you. You should read carefully the provisions of our second restated certificate of incorporation, as amended, as well as the provisions of any applicable laws.

      Our second restated certificate of incorporation, as amended, provides that the approval of a voluntary liquidation or dissolution of Aon Corporation and certain business combinations (including mergers, consolidations, sales, leases and exchanges), requires the affirmative vote of at least two-thirds of all of the securities of Aon Corporation then entitled to vote at a meeting of stockholders, considered as one class. Our second restated certificate of incorporation, as amended, also permits our board of directors, in response to certain acquisition proposals (including tender or exchange offers, mergers, consolidations and sales), to consider not only the best interests of the stockholders, but also such other factors as the board of directors deems relevant, including social, legal and economic effects upon employees, field sales agents, suppliers, customers, policyholders and business. In addition, unless the board of directors decides otherwise with respect to any series of preferred stock, stockholders may not take any action by written consent if such action is the type that must or may be taken at any annual or special meeting of stockholders.

      Under Section 203 of the Delaware General Corporation Law, we may not engage in certain business combinations (as defined in such section) with any interested stockholders (as defined therein) for a period of three years following the date that such stockholder became an interested stockholder, unless:

      o prior to such date our board of directors approved the business combination with the interested stockholder;

      o     the  interested  stockholder  owned at least 85% of our voting stock
            upon   consummation  of  the  transaction   which  resulted  in  the
            stockholder becoming an interested stockholder; or

      o the business combination is approved by the affirmative vote of at least two-thirds of the outstanding voting stock.

Our board of directors has adopted a resolution making the provisions of Section 203 inapplicable to transactions involving Mr. Patrick G. Ryan, our Chairman and Chief Executive Officer. In addition, the insurance laws and regulations of the jurisdictions in which our subsidiaries do business may impede or delay a business combination involving Aon Corporation.


                             PLAN OF DISTRIBUTION

    We may sell the securities in any of the following ways:

             o  directly to purchasers;

             o  through agents;

             o  through dealers; or

             o  through  one  or  more   underwriters   or  a   syndicate   of
                underwriters in an underwritten offering.

    The applicable prospectus supplement will set forth the names of any underwriters or agents involved in the sale of the securities being offered and any applicable commissions or discounts.

    Underwriters, dealers or agents may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

    If we do not list the securities being offered on a national securities exchange, any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We give no assurances as to the liquidity of the trading market for any of the securities being offered.

    Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We may enter into agreements with underwriters, dealers or agents under which we agree to indemnify against, or contribute payments made in respect of, certain civil liabilities incurred by such persons, including liabilities under the Securities Act of 1933.

    If so indicated in the applicable prospectus supplement, we will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These contracts may be made with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities is at the time of delivery not prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.


                            VALIDITY OF SECURITIES

    The validity of the securities will be passed upon for us by Jerome S. Hanner, our Senior Counsel and Assistant Secretary. As of May 17, 1999 Mr. Hanner owned 7,011 shares of Aon Corporation common stock and held restricted stock awards of 37,800 shares. In addition, 2008 shares of Aon Corporation common stock held by its employee stock ownership plan was attributable to Mr. Hanner.


                                   EXPERTS

      The consolidated financial statements of Aon Corporation incorporated by reference in Aon Corporation's Annual Report (Form 10-K) for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1999 and March 31, 1998, incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Aon Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.*


        Securities and Exchange Commission registration fee.......... $139,000
        Accounting fees..............................................   50,000
        Trustee's fees and expenses..................................    3,000
        Printing, distribution, and engraving fees...................   30,000
        Rating agency fees...........................................  260,000
        Legal fees and expenses......................................   50,000
        State qualification fees and expenses .......................    5,000
        Miscellaneous................................................   13,000
                                                                      ---------
               Total................................................. $550,000
                                                                      =========

      *All amounts are estimated except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers.

    The registrant was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. The Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

    The registrant has adopted an article within its second restated certificate of incorporation, as amended, which provides that it will indemnify its officers and directors to the full extent permitted by Delaware law.

    Furthermore, the registrant is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to the law and the second restated certificate of incorporation, as amended.

    The registrant expects that any underwriting agreement or distribution agreement relating to the securities will provide for indemnification of directors and officers of the registrant by the underwriters or agents, as the case may be, against certain liabilities.

ITEM 16. EXHIBITS.

    Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated. All other documents listed are or will be filed with this registration statement.

      NUMBER                              DESCRIPTION

      1(a)                    Form of Underwriting Agreement.

      *3(a)                   Second Restated  Certificate of  Incorporation  of
                              the  registrant   -incorporated  by  reference  to
                              Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1991, file no.
                              1-7933.

      *3(b) Certificate of Amendment of the registrant's Second Restated Certificate of Incorporation -- incorporated by reference to Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
                              1994, file no. 1-7933.

      *3(c) By-laws of the registrant. -- incorporated by reference to Exhibit (d) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1982, file no. 1-7933.

      *4(a) Certificate of Designation for the registrant's Series C Cumulative Preferred Stock - incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K dated February 9, 1994, file no.
                              1-7944.

      *4(b) Indenture dated September 15, 1992 between the registrant and The Bank of New York (successor to Continental Bank, National Association which is now known as Bank of America National Trust and Savings Association), as trustee, relating to the registrant's senior debt securities -incorporated by reference to Exhibit 4(a) to the registrant's Current Report on Form 8-K dated September 23, 1992, file no. 1-7933.

      *4(c) Form of senior debt securities -- incorporated by reference to Exhibit 4(b) to the registrant's Current Report on Form 8-K dated September 23, 1992, file no.
                              1-7933.

      *4(d) Resolutions establishing terms of 6.875% Notes Due 1999 and 7.40% Notes Due 2002 -- incorporated by reference to Exhibit 4(d) to the registrant's Annual Report on Form 10-K for the year ended December, 31,
                              1992, file no. 1-7933.

      *4(e) Resolutions establishing the terms of 6.70% Notes Due 2003 and 6.30% Notes Due 2004 -- incorporated by reference to Exhibits 4(c) and 4(d) of the registrant's Annual report on Form 10-K for the year ended December 31, 1993, file no. 1-7933.

      4(f)                    Form  of  Indenture   relating  to  the  Company's
                              subordinated debt securities.

      4(g) Form of subordinated debt securities. The form or forms of the subordinated debt securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

      *4(h) Junior Subordinated Indenture dated as of January 13, 1997 between the registrant and The Bank of New York, as trustee -- incorporated by reference to Exhibit 4.1 of the registrant's Amendment No. 1 to Registration Statement on Form S-4 No.
                              333-21237 dated March 27, 1997 (the "Capital Securities Registration").

      *4(i) First Supplemental Indenture dated as of January 13, 1997 between the registrant and the Bank of New York, as trustee -- incorporated by reference to Exhibit 4.2 of the Capital Securities Registration.

      *4(j)                   Certificates   of  Trust  of  Aon   Capital  A  --
                              incorporated by reference to Exhibit 4.3 of the Capital Securities Registration.

      *4(k) Amended and Restated Trust Agreement of Aon Capital A dated as of January 13, 1997 among the registrant, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, the administrative trustees named therein and the holders, from time to time, of the capital securities -- incorporated by reference to Exhibit 4.5 of the Capital Securities Registration.

      *4(l) Capital Securities Guarantee Agreement dated as of January 13, 1997 between the registrant and The Bank of New York, as guarantee trustee -- incorporated by reference to Exhibit 4.8 of the Capital Securities
                              Registration.

      *4(m) Capital Securities Exchange and Registration Rights Agreement dated as of January 13, 1997 among the registrant, Aon Capital A and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. -- incorporated by reference to Exhibit 4.10 of the Capital Securities Registration.

      *4(n) Debenture Exchange and Registration Rights Agreement dated as of January 13, 1997 among the registrant, Aon Capital A and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. -- incorporated by reference to Exhibit 4.11 of the Capital Securities Registration.

      *4(o) Guarantee Exchange and Registration Rights Agreement dated as of January 13, 1997 among the registrant, Aon Capital A and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. -- incorporated by reference to Exhibit 4.12 of the Capital Securities Registration.

      5 Opinion of Jerome S. Hanner, Senior Counsel and Assistant Secretary of the registrant.


      *12(a) Statement of computation of ratio of earning to fixed charges -- incorporated by reference to Exhibit 12(a) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K") and to Exhibit 12(a) to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "1999 First Quarter Form 10-Q"), file no. 1-7944.

      *12(b) Statement of computation of ratio of earnings to combined fixed charges and preferred stock dividends -- incorporated by reference to Exhibit 12(b) to the 1998 Form 10-K and to Exhibit 12(b) to the 1999 First Quarter Form 10-Q, file no. 1-7944.

      23(a)                   Consent of Jerome S. Hanner  (included  in Exhibit
                              5).

      23(b)                   Consent of Ernst & Young LLP.

      23(c)                   Acknowledgment of Ernst & Young LLP.

      24                      Powers of Attorney.

      25(a) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York relating to the senior debt securities.

      25(b) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association relating to the subordinated debt securities.

ITEM 17. UNDERTAKINGS.

The registrant hereby undertakes:

      (1) To file,  during any period in which offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided,  however,  that the  undertakings  set forth in paragraphs (i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of May 18, 1999.


                                        Aon CORPORATION



                                        By:             *
                                           --------------------------------
                                           Patrick G. Ryan
                                           Chairman and Chief Executive Officer

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated as of May 18, 1999.

                SIGNATURE                                TITLE
                ---------                                -----


                    *                         Chairman and Chief Executive
     ----------------------------                 Officer and Director
             Patrick G. Ryan                 (Principal Executive Officer)

                    *
     ----------------------------                       Director
            Daniel T. Carroll


                    *
     ----------------------------                       Director
             Franklin A. Cole


                    *
     ----------------------------                       Director
            Edgar D. Jannotta


                    *
     ----------------------------                       Director
             Lester B. Knight


                    *
     ----------------------------                       Director
              Perry J. Lewis


                    *
     ----------------------------                       Director
            Andrew J. McKenna


                    *
     ----------------------------                       Director
             Newton N. Minow


                    *
     ----------------------------                       Director
           Richard C. Notebaert

                    *                         President and Chief Operating
     ----------------------------                       Officer
          Michael D. O'Halleran                       and Director



                    *
     ----------------------------                       Director
            Donald S. Perkins


                    *
     ----------------------------                       Director
           John W. Rogers, Jr.


                    *
     ----------------------------                       Director
            George A. Schaefer


        /s/ RAYMOND I. SKILLING
     ----------------------------                       Director
           Raymond I. Skilling


                    *
     ----------------------------                       Director
              Fred L. Turner


                    *
     ----------------------------                       Director
             Arnold R. Weber


                    *
     ----------------------------                       Director
              Carolyn Y. Woo



                    *                         Executive Vice President and
     ----------------------------                Chief Financial Officer
             Harvey N. Medvin              (Principal Financial and Accounting
                                                        Officer)


      * By: /s/ RAYMOND I. SKILLING
           ----------------------------
              Raymond I. Skilling
               Attorney-in-Fact

                                EXHIBIT INDEX
                          TO REGISTRATION STATEMENT
                                 ON FORM S-3

                               Aon CORPORATION


EXHIBIT NUMBER                DESCRIPTION OF EXHIBIT
--------------                ----------------------

      1(a)                    Form of Underwriting Agreement.

      *3(a) Second Restated Certificate of Incorporation of the registrant -- incorporated by reference to
                              Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1991, file no. 1-7933.

      *3(b) Certificate of Amendment of the registrant's Second Restated Certificate of Incorporation -incorporated by reference to Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, file no.
                              1-7933.

      *3(c) By-laws of the registrant. -- incorporated by reference to Exhibit (d) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1982, file no. 1-7933.

      *4(a) Certificate of Designation for the registrant's Series C Cumulative Preferred Stock incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K dated February 9, 1994, file no. 1-7944.

      *4(b) Indenture dated September 15, 1992 between the registrant and The Bank of New York (successor to Continental Bank, National Association which is now known as Bank of America National Trust and Savings Association), as trustee, relating to the registrant's senior debt securities -- incorporated by reference to Exhibit 4(a) to the registrant's Current Report on Form 8-K dated September 23, 1992, file no. 1-7933.

      *4(c) Form of senior debt securities -- incorporated by reference to Exhibit 4(b) to the registrant's Current Report on Form 8-K dated September 23, 1992, file no. 1-7933.

      *4(d) Resolutions establishing terms of 6.875% Notes Due 1999 and 7.40% Notes Due 2002 -incorporated by reference to Exhibit 4(d) to the registrant's Annual Report on Form 10-K for the year ended December, 31, 1992, file no.
                              1-7933.

      *4(e) Resolutions establishing the terms of 6.70% Notes Due 2003 and 6.30% Notes Due 2004 -incorporated by reference to Exhibits 4(c) and 4(d) of the registrant's Annual report on Form 10-K for the year ended December 31, 1993, file no. 1-7933.

      4(f) Form of Indenture relating to the Company's subordinated debt securities.

      4(g) Form of subordinated debt securities. The form or forms of the subordinated debt securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

      *4(h) Junior Subordinated Indenture dated as of January 13, 1997 between the registrant and The Bank of New York, as trustee -- incorporated by reference to Exhibit 4.1 of the registrant's Amendment No. 1 to Registration Statement on Form S-4 No. 333-21237 dated March 27, 1997
                              (the "Capital Securities Registration").

      *4(i) First Supplemental Indenture dated as of January 13, 1997 between the registrant and the Bank of New York, as trustee -- incorporated by reference to Exhibit 4.2 of the Capital Securities Registration.

      *4(j)                   Certificates   of   Trust   of   Aon   Capital   A
                              -incorporated by reference to Exhibit 4.3 of the Capital Securities Registration.

      *4(k) Amended and Restated Trust Agreement of Aon Capital A dated as of January 13, 1997 among the registrant, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, the administrative trustees named therein and the holders, from time to time, of the capital securities -- incorporated by reference to
                              Exhibit 4.5 of the Capital Securities
                              Registration.

      *4(l) Capital Securities Guarantee Agreement dated as of January 13, 1997 between the registrant and The
                              Bank of New York, as guarantee trustee -incorporated by reference to Exhibit 4.8 of the Capital Securities Registration.

      *4(m) Capital Securities Exchange and Registration Rights Agreement dated as of January 13, 1997 among the registrant, Aon Capital A and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. -- incorporated by reference to Exhibit
                              4.10 of the Capital Securities Registration.

      *4(n) Debenture Exchange and Registration Rights Agreement dated as of January 13, 1997 among the registrant, Aon Capital A and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. -- incorporated by reference to Exhibit
                              4.11 of the Capital Securities Registration.

      *4(o) Guarantee Exchange and Registration Rights Agreement dated as of January 13, 1997 among the registrant, Aon Capital A and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. -- incorporated by reference to Exhibit
                              4.12 of the Capital Securities Registration.

      5 Opinion of Jerome S. Hanner, Senior Counsel and Assistant Secretary of the registrant.

      *12(a) Statement of computation of ratio of earning to fixed charges -- incorporated by reference to
                              Exhibit 12(a) to the registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K") and to Exhibit 12(a) to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "1999 First Quarter Form 10-Q"), file no. 1-7944.

      *12(b) Statement of computation of ratio of earnings to combined fixed charges and preferred stock dividends -- incorporated by reference to Exhibit 12(b) to the 1998 Form 10-K and to Exhibit 12(b) to the 1999 First Quarter Form 10-Q, file no. 1-7944.

      23(a)                   Consent of Jerome S. Hanner  (included  in Exhibit
                              5).

      23(b)                   Consent of Ernst & Young LLP.

      23(c)                   Acknowledgment of Ernst & Young LLP.

      24                      Powers of Attorney

      25(a) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York.

      25(b) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association relating to the subordinated debt securities.

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated.


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